Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 6, 2012, relating to the financial statements and financial highlights which appear in the July 31, 2012 Annual Reports to Shareholders of Fifth Third Micro Cap Value Fund (now known as Touchstone Small Cap Growth Fund) , Fifth Third Small Cap Value Fund (now known as Touchstone Small Company Value Fund), Fifth Third International Equity Fund (now known as Touchstone International Value Fund), and Fifth Third Strategic Income Fund (now known as Touchstone Strategic Income Fund) (Four of the Funds constituting the Fifth Third Funds Trust) which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Highlights” and “Financial Statements” as well as on the cover of the Statement of Additional Information in such Registration Statement.

Denver, CO

April 25, 2013